                                                                   EXHIBIT 10.38
                                PROMISSORY NOTE
                                ---------------


$200,000.00                                                    November 14, 1996
                                                           Palo Alto, California


     MARY ANN BYRNES, an individual resident of the State of California ("Obligor"), for value received, hereby promises to pay to the order of CORSAIR COMMUNICATIONS, INC., a Delaware corporation, or holder ("Payee"), in lawful money of the United States at 3408 Hillview Avenue, Palo Alto, CA 94304, the principal sum of Two Hundred Thousand Dollars ($200,000.00).

     Unpaid principal of this Note shall bear interest at a rate equal to 7% per annum. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     All unpaid principal under this Note shall be due and payable on the earlier of (a) November 13, 2000; (b) the expiration of the 60-day period following the date the Obligor ceases for any reason to remain in the employment on a regular and full-time basis by Payee; (c) the expiration of the 190-day period following the date on which Payee completes a successful initial public offering of shares of its common stock; or (d) the date on which Payee completes the consummation of any corporate transaction in which (i) more than fifty percent (50%) of the outstanding shares of common stock of Payee are acquired by a single purchaser or by a group of purchasers acting in concert in a merger or any other transaction and Obligor receives cash or publicly traded securities in connection therewith; or (ii) all or substantially all of the assets of Payee are acquired by a single purchaser or a group of purchasers acting in concert and Obligor receives cash or publicly traded securities in connection therewith. This Note may be prepaid, in whole or in part, at any time without premium or penalty. Each payment under this Note shall be applied first to the payment of accrued interest and thereafter to the reduction of the unpaid principal balance of this Note.

     For purposes of applying the provisions of this Note, the Obligor shall be considered to remain in the employment of Payee on a regular and full-time basis for so long as the Obligor renders services as a director or full-time employee of Payee, any successor entity or one or more of Payee's fifty percent (50%)-or more owned (directly or indirectly) subsidiaries. However, nothing in this Note shall confer upon the Obligor any right to continue in the employment of Payee (or its successors or subsidiaries) for any period of specific duration or interfere with or otherwise restrict in any way the rights of Payee or the Obligor, which rights are hereby expressly reserved to each, to terminate Obligor's employment at any time for any reason whatsoever, with or without cause.

     Upon payment in full of all principal payable hereunder, this Note shall be surrendered to Obligor for cancellation.

     This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Obligor. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Principal is payable only to the registered holder of this Note.

     Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

     If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

     Any payment shall be deemed made upon receipt by Payee.

     This Note is the Note referred to in that certain Pledge Agreement ("Pledge Agreement") dated the same date as this Note between Obligor and Payee, and is subject to the terms thereof. The Pledge Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of any one or more of the stated "Events of Default" set forth therein. OBLIGOR UNDERSTANDS THAT THIS IS A FULL RECOURSE PROMISSORY NOTE AND THAT PAYEE MAY, AT ITS OPTION, PROCEED AGAINST ASSETS OF THE UNDERSIGNED OTHER THAN ANY COLLATERAL UNDER THE PLEDGE AGREEMENT IN THE EVENT OF DEFAULT. OBLIGOR ACKNOWLEDGES AND UNDERSTANDS THAT THE RULE 144 HOLDING PERIOD MAY BE TOLLED WITH RESPECT TO ANY COMMON STOCK PLEDGED PURSUANT TO THE PLEDGE AGREEMENT.

     Obligor acknowledges and agrees that she has been provided the opportunity and encouraged to consult with counsel of Obligor's own choosing with respect to this Agreement and that Brobeck, Phleger & Harrison LLP solely represents the interests of the Payee.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Obligor has duly executed this Note, as of the date first above written.


                              /s/ Mary Ann Byrnes
                              ---------------------------------
                              Mary Ann Byrnes

                               AMENDMENT NO. 1 TO
                                PROMISSORY NOTE



     This Amendment No. 1 ("Amendment") to the Promissory Note dated November 14, 1996 in the principal amount of $200,000 made by Mary Ann Byrnes in favor of Corsair Communications, Inc. (the "Note") is made as of this 1st day of December, 1996. Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Note.

                                    RECITALS
                                    --------

          WHEREAS, an authorized officer of Corsair dated the Note November 14, 1996 in anticipation that the Note would be executed on such date.

          WHEREAS, the Note was not executed by the parties until November 29, 1996.

          WHEREAS, at the time of entering into the Note the parties mistakenly failed to update the date contained in the Note to reflect the actual date of execution.

          WHEREAS, the Corsair and Mary Ann Byrnes each believe that it is in their best interest to amend the Note to reflect the actual date of execution.

          In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   AMENDMENT TO THE NOTE.
          ---------------------

          All references contained in the Note or any schedule thereto to the date November 14, 1996 shall be deleted and replaced with the date November 29, 1996.

     2.   EFFECT OF AMENDMENT.
          -------------------

     Except as amended and set forth above, the Note shall continue in full force and effect.

     3.   COUNTERPARTS.
          ------------

     This Amendment may be executed in any number of counterparts, each which will be deemed an original, and all of which together shall constitute one instrument.
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     4.   SEVERABILITY.
          ------------

          If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     5.   ENTIRE AGREEMENT.
          ----------------

          This Amendment, together with the Note, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     6.   GOVERNING LAW.
          -------------

          This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.


               [Remainder of This Page Intentionally Left Blank]

     This Amendment is hereby executed as of the date first above written.

                              CORSAIR COMMUNICATIONS, INC., a Delaware corporation


                              By: /s/ Martin J.  Silver
                                  ---------------------------------------------
                                  Martin J. Silver, Chief Financial Officer



                              /s/ Mary Ann Byrnes
                              -------------------------------------------------
                              Mary Ann Byrnes



                     [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                                PROMISSORY NOTE]